KNIFE RIVER CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS

Achieved record second quarter revenue, net income and adjusted EBITDA
Continued to improve margins toward long-term goals
Raised guidance on revenue and adjusted EBITDA
BISMARCK, N.D. — August 6, 2024 — Knife River Corporation (NYSE: KNF), an aggregates-led, vertically integrated construction materials and contracting services company, today announced financial results for the second quarter ended June 30, 2024.

PERFORMANCE SUMMARY

	Second Quarter
(In millions, except per share)	2024	2023	% Change
Revenue	$806.9	$785.2	3%
Gross profit	$176.2	$153.0	15%
Net income	$77.9	$56.8	37%
Net income margin	9.7%	7.2%
Trailing-twelve-month net income margin	6.9%	5.1%

Adjusted EBITDA	$154.3	$126.3	22%
Adjusted EBITDA margin	19.1%	16.1%
Trailing-twelve-month Adjusted EBITDA margin	15.9%	13.5%

Net income per share	$1.37	$1.00	37%
Note: Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

MANAGEMENT COMMENTARY
“We had a very strong second quarter and start to our construction season, and I’d like to thank our team for their continued effort to execute on our Competitive EDGE plan to help deliver record results,” Knife River President and CEO Brian Gray said. “We are pleased to report record second quarter revenue, net income and Adjusted EBITDA, building upon the previous records set in the second quarter of 2023. We also continued to improve our Adjusted EBITDA margin. On a trailing-twelve-month basis through June 30, Adjusted EBITDA margin grew by 240 basis points, to 15.9%. Driving these strong results were favorable market conditions, continued pricing initiatives, disciplined bidding for higher-margin work and solid project execution."

“By completing more preconstruction activities in the first quarter, we pulled costs forward and were able to hit the ground running earlier in the second quarter,” Gray said. “Gross profit margin for contracting services increased by 320 basis points from the same quarter last year. Additionally, we have nearly $1 billion in backlog, at margins we expect to be slightly higher than the prior-year period.”

“At the same time, we continue to optimize the pricing of our materials to reflect their value in the market,” Gray said. “These efforts are creating record profitability and have more than offset volume declines."

“Looking ahead, we see continued support for infrastructure investment,” Gray said. “We still expect to benefit from the Infrastructure Investment and Jobs Act — approximately 56% of IIJA funding has yet to be obligated in our market areas. Further, our states are continuing to be proactive. As of July 1, lawmakers in eight of Knife River’s 14 states have introduced additional legislation to fund construction projects. Funding in our states is at or near record levels, and the states are continuing to pursue long-term, resilient revenue solutions. It is clear there is public demand for safer, less-congested roads and bridges.”

“We are excited about the second half of the year and beyond, including line-of-sight growth opportunities,” Gray said. “We are actively working on several potential acquisitions across our segments, focused on materials-based businesses, and we have the strong balance sheet to support these investments. We are in the right markets, with the right team and the right plan to deliver for our shareholders.”
“Given our second quarter results and the visibility we have into the second half of the year, we are raising our guidance for 2024,” Gray said. “We anticipate revenue in the range of $2.8 billion to $3.0 billion and Adjusted EBITDA in the range of $445 million to $485 million.”

SECOND QUARTER 2024 RESULTS
For the three months ended June 30, 2024, we reported record consolidated revenue of $806.9 million, a 3% increase from the prior-year record revenue, driven by price increases in our aggregates product line and increased contracting services revenues. We also reported record second quarter net income of $77.9 million, compared to net income of $56.8 million in the prior-year period. EBITDA was a record $151.4 million, compared to $125.1 million in the prior-year period, with our geographic segments all contributing positive increases as our EDGE plan continues to take hold. Energy Services reported an expected decrease in EBITDA as liquid asphalt pricing decreased. Consolidated Adjusted EBITDA for the quarter was a record $154.3 million, compared to $126.3 million in the prior-year period.
In the fourth quarter of 2023, we realigned our reportable segments to better support our operational strategies. The liquid asphalt and related services portion of the Pacific segment’s businesses are now reported under the Energy Services segment. In addition, the North Central and South operating segments have been aggregated into one reportable segment, Central. We also reallocated certain amounts to the operating segments that were previously reported within Corporate Services. All periods have been recast to conform with the revised presentation.
See the section entitled "Non-GAAP Financial Measures" for more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure.

REPORTING SEGMENT PERFORMANCE
Pacific
Alaska, California, Hawaii	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$131.8	$125.1	5%	$210.2	$190.7	10%
Gross profit	$22.0	$22.1	—%	$25.8	$26.5	(3)%
Gross margin	16.7%	17.7%		12.3%	13.9%
EBITDA	$17.8	$17.4	2%	$17.0	$17.6	(3)%
EBITDA margin	13.5%	14.0%		8.1%	9.2%
Second quarter revenue increased to a record $131.8 million, a 5% increase driven by price increases in all product lines. Public agency-related construction activity in Northern California continued to improve during the second quarter, increasing contracting services revenues and leading to higher asphalt volumes. However, the segment saw a decline in ready-mix volumes due to timing of projects. Gross margin was down for the quarter, driven by lower gross profit on ready-mix and aggregates related to increased repair and maintenance costs, as well as higher depreciation and depletion expense. EBITDA increased year-over-year, largely due to improved contracting services margins.

Northwest
Oregon, Washington	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$201.2	$179.0	12%	$321.5	$294.9	9%
Gross profit	$51.5	$41.2	25%	$71.7	$57.9	24%
Gross margin	25.6%	23.0%		22.3%	19.6%
EBITDA	$50.7	$38.9	31%	$70.9	$52.9	34%
EBITDA margin	25.2%	21.7%		22.1%	17.9%
Second quarter revenue increased 12% year-over-year to a record $201.2 million, as a result of additional public agency construction work in the region. EBITDA was a record $50.7 million for the quarter, a 31% improvement from the previous record set in the prior year. The segment experienced improved contracting services margins, partly due to favorable project execution and disciplined project bidding, and also saw margin increases across its core product lines, with price increases outpacing costs.

Mountain
Idaho, Montana, Wyoming	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$194.0	$175.8	10%	$253.8	$236.4	7%
Gross profit	$43.8	$32.1	36%	$40.1	$29.1	38%
Gross margin	22.6%	18.3%		15.8%	12.3%
EBITDA	$43.1	$30.3	42%	$37.0	$26.5	39%
EBITDA margin	22.2%	17.2%		14.6%	11.2%
Second quarter revenue increased to a record $194.0 million, a 10% increase driven by increased contracting services activity and strong product pricing. EBITDA improved $12.8 million year-over-year to a second-quarter record $43.1 million, largely from aggregate pricing and margin improvement, as well as favorable contracting services project execution.

Central
Iowa, Minnesota, North Dakota, South Dakota, Texas	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$214.7	$231.0	(7)%	$275.7	$288.7	(5)%
Gross profit	$38.2	$32.9	16%	$25.2	$20.7	22%
Gross margin	17.8%	14.2%		9.1%	7.2%
EBITDA	$36.2	$28.4	27%	$17.4	$11.5	52%
EBITDA margin	16.9%	12.3%		6.3%	4.0%
Second quarter revenue decreased $16.3 million, primarily related to lower volumes as we pushed our EDGE-related initiative of quality of work over quantity of work. Revenue was also impacted by heavy rainfall and flooding across the segment's footprint, which affected project timing in June. EBITDA improved 27% to a second-quarter record of $36.2 million, led by implementation of our pricing strategies and increased margins for contracting services from favorable project execution and disciplined project bidding.

Energy Services
California, Iowa, Nebraska, South Dakota, Texas, Wyoming	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	% Change	2024	2023	% Change
	(In millions)
Revenue	$76.2	$84.1	(9)%	$89.0	$93.5	(5)%
Gross profit	$20.3	$23.3	(13)%	$19.0	$21.4	(11)%
Gross margin	26.7%	27.7%		21.4%	23.0%
EBITDA	$19.4	$21.8	(11)%	$16.9	$18.8	(10)%
EBITDA margin	25.4%	25.9%		19.0%	20.1%
Second quarter revenue decreased year-over-year at Energy Services as market pricing for liquid asphalt continued to decrease across all markets. The decrease in pricing was slightly offset by strong demand in California. EBITDA decreased 11% year-over-year, while EBITDA margin was only slightly lower as a result of lower input costs and lower selling, general and administrative costs, primarily payroll-related costs.

CAPITAL ALLOCATION & LIQUIDITY
As of June 30, 2024, Knife River had $15.5 million of unrestricted cash and cash equivalents and had $693.5 million of gross debt and $329.1 million of available capacity under its revolving credit facility, net of outstanding letters of credit. Net leverage, defined as the ratio of net debt to trailing-twelve-month Adjusted EBITDA, was 1.5x at June 30, 2024.

During the first half of 2024, we invested approximately $103.6 million in capital projects, with the majority being spent on routine replacement of vehicles and equipment, plant and building improvements, organic growth projects, expansion projects and replacement of aggregate reserves. We continue to anticipate capital expenditures to be approximately 5% to 7% of revenue for the full year 2024, consisting of both maintenance and organic growth projects. Also, during the second quarter, we acquired a small ready-mix operation in South Dakota and an aggregates site in Oregon.

2024 FINANCIAL GUIDANCE
Knife River increased its financial guidance ranges for the full year 2024 to better reflect momentum in pricing strength, cost optimization and continued positive impact from EDGE initiatives. For the full year 2024, we anticipate price increases of high single digits for aggregates and ready-mix and low single digits for asphalt. We expect continued pricing strength to be partially offset by volume declines for the materials product lines. The guidance ranges are based on normal weather, economic and operating conditions.

	Low	High
	(In millions)
Revenue
Revenue (Knife River Consolidated)	$2,800.0	$3,000.0

Adjusted EBITDA
Geographic Segments (including Corporate Services)	$390.0	$425.0
Energy Services	$55.0	$60.0
Knife River Consolidated	$445.0	$485.0

SECOND QUARTER 2024 RESULTS CONFERENCE CALL
Knife River will host a conference call at 10 a.m. EDT on August 6, 2024, to discuss second quarter results, 2024 guidance and conduct a question-and-answer session. The event will be webcast at https://events.q4inc.com/attendee/560145310.

To participate in the live call:
•Domestic: 1-800-549-8228
•International: 1-289-819-1520
Conference ID: 44238

ABOUT KNIFE RIVER CORPORATION
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.

CORPORATE CONTACTS
Media Contact: Tony Spilde, Senior Director of Communications, 541-693-5949
IR Contact: Zane Karimi, Director of Investor Relations, 503-944-3508

Knife River Corporation
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In millions, except per share amounts)
Revenue:
Construction materials	$435.1	$431.8	$639.2	$624.7
Contracting services	371.8	353.4	497.3	468.4
Total revenue	806.9	785.2	1,136.5	1,093.1
Cost of revenue:
Construction materials	310.3	316.2	520.1	510.3
Contracting services	320.4	316.0	433.7	425.7
Total cost of revenue	630.7	632.2	953.8	936.0
Gross profit	176.2	153.0	182.7	157.1
Selling, general and administrative expenses	59.5	59.5	119.7	108.1
Operating income	116.7	93.5	63.0	49.0
Interest expense	13.9	19.1	27.9	28.7
Other income	1.3	2.5	5.1	3.3
Income before income taxes	104.1	76.9	40.2	23.6
Income tax expense	26.2	20.1	9.9	8.1
Net income	$77.9	$56.8	$30.3	$15.5

Net income per share:
Basic	$1.38	$1.00	$.54	$.27
Diluted	$1.37	$1.00	$.53	$.27
Weighted average common shares outstanding:
Basic	56.6	56.6	56.6	56.6
Diluted	56.8	56.6	56.8	56.6

Knife River Corporation
Consolidated Balance Sheets
(Unaudited)
	June 30, 2024	June 30, 2023	December 31, 2023
Assets	(In millions, except shares and per share amounts)
Current assets:
Cash, cash equivalents and restricted cash	$57.2	$68.5	$262.3
Receivables, net	422.9	418.6	266.8
Costs and estimated earnings in excess of billings on uncompleted contracts	49.2	58.0	27.3
Inventories	385.4	374.4	319.6
Prepayments and other current assets	35.0	38.8	37.5
Total current assets	949.7	958.3	913.5
Noncurrent assets:
Property, plant and equipment	2,672.3	2,533.4	2,579.7
Less accumulated depreciation, depletion and amortization	1,316.9	1,221.9	1,264.7
Net property, plant and equipment	1,355.4	1,311.5	1,315.0
Goodwill	275.2	274.5	274.5
Other intangible assets, net	10.1	12.1	10.8
Operating lease right-of-use assets	47.8	45.9	44.7
Investments and other	44.7	40.6	41.3
Total noncurrent assets	1,733.2	1,684.6	1,686.3
Total assets	$2,682.9	$2,642.9	$2,599.8
Liabilities and Stockholders' Equity
Current liabilities:
Long-term debt - current portion	$7.1	$7.1	$7.1
Accounts payable	164.2	174.6	107.7
Billings in excess of costs and estimated earnings on uncompleted contracts	45.1	44.6	51.4
Taxes payable	15.6	29.9	9.3
Accrued compensation	29.2	26.0	48.1
Accrued interest	7.2	7.9	7.2
Current operating lease liabilities	13.6	14.1	12.9
Other accrued liabilities	96.3	80.2	103.6
Total current liabilities	378.3	384.4	347.3
Noncurrent liabilities:
Long-term debt	672.5	832.0	674.6
Deferred income taxes	179.2	170.5	174.5
Noncurrent operating lease liabilities	34.2	31.9	31.8
Other	120.0	129.2	105.6
Total liabilities	1,384.2	1,548.0	1,333.8
Commitments and contingencies
Stockholders' equity:
Common stock, 300,000,000 shares authorized, $0.01 par value, 57,043,841 shares issued and 56,612,705 shares outstanding at June 30, 2024; 56,997,350 shares issued and 56,566,214 shares outstanding at June 30, 2023; 57,009,542 shares issued and 56,578,406 shares outstanding at December 31, 2023
	.6	.6	.6
Other paid-in capital	616.7	611.6	614.5
Retained earnings	696.2	498.5	665.8
Treasury stock held at cost - 431,136 shares	(3.6)	(3.6)	(3.6)
Accumulated other comprehensive loss	(11.2)	(12.2)	(11.3)
Total stockholders' equity	1,298.7	1,094.9	1,266.0
Total liabilities and stockholders' equity	$2,682.9	$2,642.9	$2,599.8

Knife River Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
	2024	2023
	(In millions)
Operating activities:
Net income	$30.3	$15.5
Adjustments to reconcile net income to net cash used in operating activities	70.2	55.1
Changes in current assets and liabilities, net of acquisitions:
Receivables	(178.1)	(236.4)
Due from related-party	—	16.1
Inventories	(65.4)	(51.1)
Other current assets	2.5	(20.9)
Accounts payable	57.9	102.6
Due to related-party	—	(7.3)
Other current liabilities	(12.8)	25.6
Pension and postretirement benefit plan contributions	(.3)	(.3)
Other noncurrent changes	6.0	30.7
Net cash used in operating activities	(89.7)	(70.4)
Investing activities:
Capital expenditures	(103.6)	(66.6)
Acquisitions, net of cash acquired	(10.2)	—
Net proceeds from sale or disposition of property and other	6.8	4.1
Investments	(3.2)	(1.6)
Net cash used in investing activities	(110.2)	(64.1)
Financing activities:
Issuance of long-term related-party notes, net	—	205.3
Issuance of long-term debt	—	855.0
Repayment of long-term debt	(3.5)	(.1)
Debt issuance costs	—	(16.7)
Tax withholding on stock-based compensation	(1.7)	—
Net transfers to Centennial Energy Holdings Inc.	—	(850.6)
Net cash provided by (used in) financing activities	(5.2)	192.9
Increase (decrease) in cash, cash equivalents and restricted cash	(205.1)	58.4
Cash, cash equivalents and restricted cash -- beginning of year	262.3	10.1
Cash, cash equivalents and restricted cash -- end of period	$57.2	$68.5

Segment Financial Data and Highlights (Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
	(Dollars in millions)
Revenues by segment:
Pacific	$131.8		$125.1		$210.2		$190.7
Northwest	201.2		179.0		321.5		294.9
Mountain	194.0		175.8		253.8		236.4
Central	214.7		231.0		275.7		288.7
Energy Services	76.2		84.1		89.0		93.5
Total segment revenues	817.9		795.0		1,150.2		1,104.2
Corporate Services and Eliminations	(11.0)		(9.8)		(13.7)		(11.1)
Consolidated revenues	$806.9		$785.2		$1,136.5		$1,093.1

Gross profit by segment:
Pacific	$22.0	16.7%	$22.1	17.7%	$25.8	12.3%	$26.5	13.9%
Northwest	51.5	25.6%	41.2	23.0%	71.7	22.3%	57.9	19.6%
Mountain	43.8	22.6%	32.1	18.3%	40.1	15.8%	29.1	12.3%
Central	38.2	17.8%	32.9	14.2%	25.2	9.1%	20.7	7.2%
Energy Services	20.3	26.7%	23.3	27.7%	19.0	21.4%	21.4	23.0%
Total segment gross profit	175.8	21.5%	151.6	19.1%	181.8	15.8%	155.6	14.1%
Corporate Services and Eliminations	.4	(3.8)%	1.4	(13.6)%	.9	(6.4)%	1.5	(13.1)%
Consolidated gross profit	$176.2	21.8%	$153.0	19.5%	$182.7	16.1%	$157.1	14.4%

Net income (loss) by segment:
Pacific	$11.7	8.8%	$12.1	9.7%	$5.1	2.4%	$7.1	3.7%
Northwest	39.7	19.7%	29.2	16.3%	50.0	15.5%	34.3	11.6%
Mountain	36.5	18.8%	24.1	13.7%	24.1	9.5%	14.3	6.1%
Central	26.9	12.5%	20.0	8.6%	(.5)	(.2)%	(5.0)	(1.7)%
Energy Services	18.1	23.8%	20.5	24.4%	14.4	16.2%	16.3	17.5%
Total segment net income	132.9	16.2%	105.9	13.3%	93.1	8.1%	67.0	6.1%
Corporate Services and Eliminations*	(55.0)	N.M.	(49.1)	N.M.	(62.8)	N.M.	(51.5)	N.M.
Consolidated net income	$77.9	9.7%	$56.8	7.2%	$30.3	2.7%	$15.5	1.4%

EBITDA* by segment:
Pacific	$17.8	13.5%	$17.4	14.0%	$17.0	8.1%	$17.6	9.2%
Northwest	50.7	25.2%	38.9	21.7%	70.9	22.1%	52.9	17.9%
Mountain	43.1	22.2%	30.3	17.2%	37.0	14.6%	26.5	11.2%
Central	36.2	16.9%	28.4	12.3%	17.4	6.3%	11.5	4.0%
Energy Services	19.4	25.4%	21.8	25.9%	16.9	19.0%	18.8	20.1%
Total segment EBITDA*	167.2	20.4%	136.8	17.2%	159.2	13.8%	127.3	11.5%
Corporate Services and Eliminations	(15.8)	143.6%	(11.7)	119.2%	(28.4)	208.3%	(16.3)	146.7%
Consolidated EBITDA*	$151.4	18.8%	$125.1	15.9%	$130.8	11.5%	$111.0	10.2%
*N.M. - not meaningful
*EBITDA, segment EBITDA, EBITDA margin and segment EBITDA margin are non-GAAP financial measures. For more information and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

The following table summarizes backlog for the company.

	June 30, 2024	June 30, 2023
	(In millions)
Pacific	$101.0	$78.3
Northwest	219.8	257.3
Mountain	365.5	377.3
Central	302.2	328.0
	$988.5	$1,040.9
Margins on backlog at June 30, 2024, are expected to be higher than the margins on backlog at June 30, 2023. Approximately 87% of the company's contracting services backlog relates to publicly funded projects, including street and highway construction projects. Period over period increases or decreases should not be used as an indicator of future revenues or earnings.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Sales (thousands):
Aggregates (tons)	9,408	9,181	13,663	14,049
Ready-mix concrete (cubic yards)	975	1,113	1,505	1,674
Asphalt (tons)	1,813	1,913	2,034	2,092

Average selling price:*
Aggregates (per ton)	$16.84	$15.95	$17.76	$16.37
Ready-mix concrete (per cubic yard)	$184.12	$166.11	$185.63	$168.30
Asphalt (per ton)	$65.82	$65.32	$66.76	$66.24
*The average selling price includes freight and delivery and other revenues.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024		2023		2024		2023
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
	(Dollars in millions)
Revenues by product line:
Aggregates	$158.4		$146.4		$242.7		$229.9
Ready-mix concrete	179.5		184.9		279.4		281.7
Asphalt	119.3		125.0		135.7		138.5
Liquid asphalt	65.3		72.9		76.3		81.2
Other*	77.7		70.3		116.7		100.6
Contracting services	371.8		353.4		497.3		468.4
Internal sales	(165.1)		(167.7)		(211.6)		(207.2)
Total revenues	$806.9		$785.2		$1,136.5		$1,093.1

Gross profit by product line:
Aggregates	$39.6	25.0%	$36.4	24.9%	$44.4	18.3%	$38.8	16.9%
Ready-mix concrete	29.8	16.6%	28.1	15.2%	38.5	13.8%	36.8	13.1%
Asphalt	17.3	14.5%	16.4	13.1%	11.7	8.6%	10.3	7.5%
Liquid asphalt	15.8	24.2%	19.2	26.3%	14.8	19.5%	18.1	22.3%
Other*	22.3	28.7%	15.5	22.0%	9.7	8.3%	10.4	10.2%
Contracting services	51.4	13.8%	37.4	10.6%	63.6	12.8%	42.7	9.1%
Total gross profit	$176.2	21.8%	$153.0	19.5%	$182.7	16.1%	$157.1	14.4%
*Other includes cement, merchandise, fabric and spreading, and other products and services that individually are not considered to be a core line of business.

NON-GAAP FINANCIAL MEASURES
EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, including those measures by segment, as applicable, net debt and net leverage are considered non-GAAP measures of financial performance. These non-GAAP financial measures are not measures of financial performance under GAAP. The items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measures should not be considered substitutes for the applicable GAAP metric.
EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin are most directly comparable to the corresponding GAAP measures of net income and net income margin. Net debt and net leverage are most directly comparable to the corresponding GAAP measures of total debt. We believe these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to our peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of our operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of our core operations. We also exclude the one-time, non-recurring costs associated with the separation of Knife River from MDU Resources as those are not expected to continue. We believe EBITDA and Adjusted EBITDA assist rating agencies and investors in comparing operating performance across operating periods on a consistent basis by excluding items management does not believe are indicative of the company's operating performance, including using EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. We believe EBITDA and EBITDA margin, including those measures by segment, are useful performance measures because they provide clarity as to the operational results of the company. Management believes net debt and net leverage are useful performance measures because they provide a measure of how long it would take the company to pay back its debt if net debt and Adjusted EBITDA were constant. Net leverage also allows management to assess our borrowing capacity and optimal leverage ratio. Our management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating our operating results internally and calculating employee incentive compensation, and leverage as a multiple of Adjusted EBITDA to determine the appropriate method of funding our operations.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. EBITDA margin is calculated by dividing EBITDA by revenues. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. Net debt is calculated by adding unamortized debt issuance costs to the total debt balance presented on the balance sheet, less any unrestricted cash. Net leverage is calculated by dividing net debt by trailing-twelve-month Adjusted EBITDA. These non-GAAP financial measures are calculated the same for both the segment and consolidated metrics and should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income, net income margin and total debt and are intended to be helpful supplemental financial measures for investors’ understanding of our operating performance. Our non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA Margin, net debt and net leverage measures having the same or similar names.
The following information reconciles segment and consolidated net income to EBITDA and Adjusted EBITDA and provides the calculation of EBITDA margin, Adjusted EBITDA margin, net debt and net leverage. Interest expense, net, is net of interest income that is included in other income (expense) on the Consolidated Statements of Operations.

Three Months Ended June 30, 2024	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$11.7	$39.7	$36.5	$26.9	$18.1	$(55.0)	$77.9
Depreciation, depletion and amortization	6.1	11.0	6.6	9.3	1.3	.2	34.5
Interest expense, net	—	—	—	—	—	12.8	12.8
Income taxes	—	—	—	—	—	26.2	26.2
EBITDA	$17.8	$50.7	$43.1	$36.2	$19.4	$(15.8)	$151.4
Unrealized (gains) losses on benefit plan investments						$(.4)	$(.4)
Stock-based compensation expense						1.8	1.8
One-time separation costs						1.5	1.5
Adjusted EBITDA						$(12.9)	$154.3

Revenue	$131.8	$201.2	$194.0	$214.7	$76.2	$(11.0)	$806.9
Net Income Margin	8.8%	19.7%	18.8%	12.5%	23.8%	N.M.	9.7%
EBITDA Margin	13.5%	25.2%	22.2%	16.9%	25.4%	N.M.	18.8%
Adjusted EBITDA Margin						N.M.	19.1%
*N.M. - not meaningful

Three Months Ended June 30, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$12.1	$29.2	$24.1	$20.0	$20.5	$(49.1)	$56.8
Depreciation, depletion and amortization	5.3	9.7	6.2	8.4	1.3	.2	31.1
Interest expense, net	—	—	—	—	—	17.1	17.1
Income taxes	—	—	—	—	—	20.1	20.1
EBITDA	$17.4	$38.9	$30.3	$28.4	$21.8	$(11.7)	$125.1
Unrealized (gains) losses on benefit plan investments						$(.4)	$(.4)
Stock-based compensation expense						(.1)	(.1)
One-time separation costs						1.7	1.7
Adjusted EBITDA						$(10.5)	$126.3

Revenue	$125.1	$179.0	$175.8	$231.0	$84.1	$(9.8)	$785.2
Net Income Margin	9.7%	16.3%	13.7%	8.6%	24.4%	N.M.	7.2%
EBITDA Margin	14.0%	21.7%	17.2%	12.3%	25.9%	N.M.	15.9%
Adjusted EBITDA Margin						N.M.	16.1%
*N.M. - not meaningful

Six Months Ended June 30, 2024	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$5.1	$50.0	$24.1	$(.5)	$14.4	$(62.8)	$30.3
Depreciation, depletion and amortization	11.9	20.9	12.9	17.9	2.5	.6	66.7
Interest expense, net	—	—	—	—	—	23.9	23.9
Income taxes	—	—	—	—	—	9.9	9.9
EBITDA	$17.0	$70.9	$37.0	$17.4	$16.9	$(28.4)	$130.8
Unrealized (gains) losses on benefit plan investments						$(1.6)	$(1.6)
Stock-based compensation expense						3.6	3.6
One-time separation costs						3.8	3.8
Adjusted EBITDA						$(22.6)	$136.6

Revenue	$210.2	$321.5	$253.8	$275.7	$89.0	$(13.7)	$1,136.5
Net Income Margin	2.4%	15.5%	9.5%	(.2)%	16.2%	N.M.	2.7%
EBITDA Margin	8.1%	22.1%	14.6%	6.3%	19.0%	N.M.	11.5%
Adjusted EBITDA Margin						N.M.	12.0%
*N.M. - not meaningful

Six Months Ended June 30, 2023	Pacific	Northwest	Mountain	Central	Energy Services	Corporate Services and Eliminations	Consolidated
	(In millions)
Net income (loss)	$7.1	$34.3	$14.3	$(5.0)	$16.3	$(51.5)	$15.5
Depreciation, depletion and amortization	10.5	18.6	12.1	16.5	2.5	.5	60.7
Interest expense, net	—	—	.1	—	—	26.6	26.7
Income taxes	—	—	—	—	—	8.1	8.1
EBITDA	$17.6	$52.9	$26.5	$11.5	$18.8	$(16.3)	$111.0
Unrealized (gains) losses on benefit plan investments						$(1.7)	$(1.7)
Stock-based compensation expense						.8	.8
One-time separation costs						2.4	2.4
Adjusted EBITDA						$(14.8)	$112.5

Revenue	$190.7	$294.9	$236.4	$288.7	$93.5	$(11.1)	$1,093.1
Net Income Margin	3.7%	11.6%	6.1%	(1.7)%	17.5%	N.M.	1.4%
EBITDA Margin	9.2%	17.9%	11.2%	4.0%	20.1%	N.M.	10.2%
Adjusted EBITDA Margin						N.M.	10.3%
*N.M. - not meaningful

The following tables provide the reconciliation to trailing-twelve-month EBITDA and Adjusted EBITDA as of June 30, 2024, as well as the net leverage calculation of net debt to trailing-twelve-month Adjusted EBITDA.

	Twelve Months Ended June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023	Six Months Ended June 30, 2023
	(In millions)
Net income	$197.7	$30.3	$182.9	$15.5
Depreciation, depletion and amortization	129.8	66.7	123.8	60.7
Interest expense, net	50.1	23.9	52.9	26.7
Income taxes	64.2	9.9	62.4	8.1
EBITDA	$441.8	$130.8	$422.0	$111.0
Unrealized (gains) losses on benefit plan investments	(2.6)	(1.6)	(2.7)	(1.7)
Stock-based compensation expense	5.9	3.6	3.1	.8
One-time separation costs	11.4	3.8	10.0	2.4
Adjusted EBITDA	$456.5	$136.6	$432.4	$112.5

Revenue	$2,873.7	$1,136.5	$2,830.3	$1,093.1
Net Income Margin	6.9%	2.7%	6.5%	1.4%
EBITDA Margin	15.4%	11.5%	14.9%	10.2%
Adjusted EBITDA Margin	15.9%	12.0%	15.3%	10.3%

	Twelve Months Ended June 30, 2023	Six Months Ended June 30, 2023	Twelve Months Ended December 31, 2022	Six Months Ended June 30, 2022
	(In millions)
Net income (loss)	$133.2	$15.5	$116.2	$(1.5)
Depreciation, depletion and amortization	120.4	60.7	117.8	58.1
Interest expense, net	44.1	26.7	30.1	12.7
Income taxes	50.9	8.1	42.6	(.2)
EBITDA	$348.6	$111.0	$306.7	$69.1
Unrealized (gains) losses on benefit plan investments	(1.7)	(1.7)	4.0	4.0
Stock-based compensation expense	2.1	.8	2.7	1.4
One-time separation costs	2.4	2.4	—	—
Adjusted EBITDA	$351.4	$112.5	$313.4	$74.5

Revenue	$2,606.0	$1,093.1	$2,534.7	$1,021.8
Net Income Margin	5.1%	1.4%	4.6%	(.1)%
EBITDA Margin	13.4%	10.2%	12.1%	6.8%
Adjusted EBITDA Margin	13.5%	10.3%	12.4%	7.3%
The following table provides the reconciliation of the net leverage calculation of net debt to Adjusted EBITDA.

	Twelve Months Ended June 30, 2024
	(In millions)
Long-term debt	$672.5
Long-term debt - current portion	7.1
Total debt	679.6
Add: Unamortized debt issuance costs	13.9
Total debt, gross	693.5
Less: Cash and cash equivalents, excluding restricted cash	15.5
Total debt, net	$678.0
Trailing-twelve-months ended June 30, 2024, Adjusted EBITDA	$456.5

Net leverage	1.5	x

The following table provides a reconciliation of consolidated GAAP net income to EBITDA and Adjusted EBITDA for forecasted results.

	2024
	Low	High
	(In millions)
Net income	$193.0	$223.0
Adjustments:
Interest expense, net	45.0	45.0
Income taxes	65.0	75.0
Depreciation, depletion and amortization	132.5	132.5
EBITDA	$435.5	$475.5
Unrealized (gains) losses on benefit plan investments	(1.6)	(1.6)
Stock-based compensation expense	7.2	7.2
One-time separation costs	3.9	3.9
Adjusted EBITDA	$445.0	$485.0
Knife River's long-term goal for Adjusted EBITDA is also a non-GAAP financial measure that excludes or otherwise has been adjusted for non-GAAP adjustment items from Knife River's GAAP financial statements. When the company provides its forward-looking long-term goal for Adjusted EBITDA, it does not provide a reconciliation of this non-GAAP financial measure as Knife River is unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, Knife River is unable to provide a reconciliation of this measure without unreasonable efforts.
FORWARD-LOOKING STATEMENTS
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections or estimates for growth, shareholder value creation, financial guidance, expected backlog margin or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's 2023 Form 10-K and subsequent filings with the Securities and Exchange Commission.
Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.